Exhibit 5.1

                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                            New York, New York 10038


                                            February 13, 1997



KSW, Inc.
37-26 23rd Street
Long Island City, NY  11101

Re:      KSW, Inc.
         Registration Statement on Form S-8


Ladies and Gentlemen:

          We have acted as counsel for KSW, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement of the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 85,000 shares of its common stock, par value $.01 per share (the "Shares"), to be issued pursuant to the Consulting Agreement dated June 1, 1994 between the Company and Ernest Grendi, as amended, and the Consulting Agreement dated January 1, 1996 between the Company and Andrew T. Dwyer, as amended, and Employee Compensation Agreements dated February 10, 1997 between the Company and each of Robert Brussel, Nevio Dobry, James Oliviero, Al Schroeder and Vincent Terraferma (collectively, the "Plans").

          We have examined copies of the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and the minutes of various meetings of the Board of Directors of the Company. We have examined the Registration Statement, the Plans and the original or reproduced or certified copies of such records of the Company, certificates of public officials, certificates of officers and representatives of the Company, and such other documents, papers, statutes and authorities as we have deemed necessary to form the basis of the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies thereof.

          Based upon the foregoing, we are of the opinion that the Shares, when duly issued pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable.

          We hereby consent to be named in the Registration Statement as the attorneys who have passed upon the legality of the securities being offered thereby, and to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                         /s/ STROOCK & STROOCK & LAVAN LLP